UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2009

First National Community Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	333-24121	23-2900790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 E. Drinker St., Dunmore, PA	18512
(Address of principal executive offices)	(Zip Code)

(570) 346-7667

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On June 24, 2009, First National Community Bancorp, Inc. (the “Company”) concluded to restate previously-issued financial statements included in the Company's Quarterly Report on Form 10-Q for period ended March 31, 2009.

The financial statements for the period ended March 31, 2009 will be restated to correct the effects of an error made in the March 31, 2009 financial statements. The error related to a $2.1 million charge to the allowance for loan losses which the Company originally determined should be allocated to the quarter ended June 30, 2009 but was later determined that it should have been properly attributed to the quarter ended March 31, 2009.  Management has discussed the matters disclosed in this Item 4.02 with Demetrius & Company, L.L.C., its independent registered public accounting firm.

The Company will be amending its Quarterly Report on Form 10-Q for period ended March 31, 2009 with the Securities and Exchange Commission to include restated financial statements correcting this error. The financial statements for the period ended March 31, 2009 should no longer be relied upon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

First National Community Bancorp, Inc.
(Registrant)

Dated: June 25, 2009	/s/ William S. Lance
William S. Lance
Treasurer and
Principal Financial Officer